UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2024

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park Drive

Suite 303

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

On January 8, 2024, Replimune Group, Inc. (the “Company”) announced updated clinical data of RP1 and RP2 during a presentation at the 42nd Annual J.P. Morgan Healthcare Conference. A copy of the presentation slides are furnished as Exhibit 99.1 to this Current Report on Form 8-K and a replay of the webcast will be available on the Company’s website at www.replimune.com under “Investors and Media” for 30 days following the event. The Company undertakes no obligation to update, supplement or amend the materials attached hereto.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

The Company preliminarily estimates that as of December 31, 2023, it had approximately $466 million in cash and cash equivalents and short-term investments. The Company believes that its existing cash and cash equivalents and short-term investments along with its debt commitments will enable it to fund its operating expenses and capital expenditure requirements into the second half of 2026.

This amount is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2023. The review of the Company’s condensed consolidated financial statements for the three and nine-months ended December 31, 2023 is ongoing and could result in changes to the preliminary estimates due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the condensed consolidated financial statements the three and nine-months ended December 31, 2023 are finalized and publicly released. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial estimate, and does not express an opinion or any other form of assurance with respect thereto. The preliminary financial estimate presented above has been prepared by and is the responsibility of management. Estimates of financial results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. In addition, the estimated balance of cash and cash equivalents and short-term investments as of December 31, 2023 is not necessarily indicative of future performance or any other period, including the results to be achieved for the remainder of the fiscal year ending March 31, 2024 or any future period.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Company Presentation dated January 8, 2024
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: January 8, 2024	By:	/s/ Philip Astley-Sparke
Philip Astley-Sparke
Chief Executive Officer